NOT FOR MAILING






August 28, 1997


Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

RE:  Form N-SAR

Gentlemen:

Pursuant to Section 30(a) of the Investment Company Act of 1940, please find the Franklin Asset Allocation Fund's Form N-SAR as of
June 30, 1997.

Should you have any questions, please call me at (650) 312-2050.
Thank you.


Sincerely,


FRANKLIN ASSET ALLOCATION FUND




S\JUNKO TANAKA

Junko Tanaka
Fund Accounting Manager